Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle to Announce Third Quarter Earnings on November 7, 2008
Stamford, CT. October 24, 2008 — Aircastle Limited (NYSE: AYR) announced today that it plans to release its third quarter results for the period ended September 30, 2008 on November 7, 2008 before the market opens.
In connection with the earnings release, management will host an earnings conference call on Friday, November 7, 2008 at 12:00 P.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Third Quarter Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, November 14, 2008 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “68123844.”
About Aircastle Limited
Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2008 Aircastle’s aircraft portfolio consisted of 133 aircraft comprising a variety of passenger and freighter aircraft types that were leased to 58 lessees located in 33 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.

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